Exhibit 32.2

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of TransMontaigne GP L.L.C., a Delaware limited liability company and general partner of TransMontaigne Partners L.P. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)the Annual Report on Form 10‑K of the Company for the fiscal year ended December 31, 2016, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Chief Financial Officer
/s/ Robert T. Fuller Robert T. Fuller Chief Financial Officer
March 14, 2017